                                                                    EXHIBIT 5(b)


INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. BOX 2508
CINCINNATI, OH  45201                  Employer Identification Number:
                                                31-1115867
Date:  JAN 08 1996                     DLN:
                                                315079014         -------------
LCI INTERNATIONAL MANAGEMENT           Person to Contact:            RECEIVED
  SERVICES, INC.                                WALTER WELLS      -------------
4650 LAKEHURST COURT                   Contact Telephone Number:   DEC 11 1996
DUBLIN, OH  43017                               (513) 684-3079    -------------
                                       Plan Name:                    TAX DEPT.
                                         401(K) SAVINGS PLAN      -------------

                                       Plan Number:  002


Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination is subject to your adoption of the proposed amendments submitted in your letter dated December 13, 1995. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

         This determination letter is applicable for the amendment(s) adopted on December 29, 1994.

         This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

         This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

         This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

         This plan satisfies the nondiscriminatory current availability require-



                                                              Letter 835 (00/CG)
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                                      -2-


LCI INTERNATIONAL MANAGEMENT


ments of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

         This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                            Sincerely yours,

                                            /s/ C. ASHLEY BULLARD

                                            C. Ashley Bullard
                                            District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans



                                                              Letter 835 (00/CG)